EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2023)

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation
1.	CISG Holdings Ltd. (2)	100%	BVI
2.	Minkfair Insurance Management Limited (3)	100%	Hong Kong
3.	CNinsure Holdings Ltd. (4)	100%	BVI& Hong Kong
4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (5)	100%	PRC
5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (5)	100%	PRC
6.	Fanhua Insurance Sales Service Group Company Limited (6)	100%	PRC
7.	Guangdong Meidiya Investment Co., Ltd. (7)	100%	PRC
8.	Beijing Fanlian Investment Co., Ltd. (8)	100%	PRC
9.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd. (9)	100%	PRC
10.	Tibet Zhuli Investment Co. Ltd.(9)	100%	PRC
11.	Fanhua RONS (Beijing) Technology Co., Ltd. (previously known as Litian Zhuoyue Software (Beijing) Co., Ltd.) (10)	100%	PRC
12.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (11)	100%	PRC
13.	Sichuan Yihe Investment Co., Ltd.(12)	100%	PRC
14.	Shenzhen Dianliang Information Technology Co., Ltd. (13)	100%	PRC
15.	Fanhua RONS Service Co., Ltd. (13)	100%	PRC
16.	Fanhua Yuntong Enterprise Management Advisory (Shenzhen) Co., Ltd. (Previously known as Shenzhen Bangbang Auto Services Co., Ltd.) (7)	100%	PRC
17.	Guangdong Fanhua Bluecross Health Management Co., Ltd (14)	100%	PRC

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation
Insurance Agencies
18.	Fanhua Lianxing Insurance Sales Co., Ltd. (15)	100%	PRC
19.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd. (14)	100%	PRC
20.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd. (14)	100%	PRC
21.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (14)	100%	PRC
22.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (14)	100%	PRC
23.	Hunan Fanhua Insurance Agency Co., Ltd. (16)	77%	PRC
24.	Zhongrong Smart Finance Information Technology Co., Ltd. (17)	53.44%	PRC
25.	Beijing Smart Finance Insurance Brokerage Co., Ltd. (18)	53.44%	PRC
26.	Rong Hui Hui(Qingdao) Technologies Service Co., Ltd. (18)	53.44%	PRC
27.	Jilin Zhongji Shi’an Agency Co., Ltd. (19)	51%	PRC
28.	Wuhan Taiping Online Insurance Agency Co., Ltd. (19)	51%	PRC
29.	Kafusi Insurance Brokerage Co., Ltd. (20)	100%	PRC
30.	Foshan Tuohua Insurance Agency Co., Ltd. (21)	20%	PRC
Insurance Claims Adjusting Segment
31.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (22)	44.7%	PRC
32.	Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (23)	44.2%	PRC
33.	Shenzhen Fanhua Training Co., Ltd. (24)	44.7%	PRC
34.	Shenzhen Fanhua Software Technology Co., Ltd. (24)	44.7%	PRC
35.	Shenzhen Huazhong United Technology Co., Ltd. (25)	44.7%	PRC
36.	Suzhou Feibao Smart Service Consulting Co., Ltd. (Previously known as Suzhou Junzhou Healthcare Management Co. Ltd.) (26)	44.7%	PRC
37.	Shenzhen Chetong Network Co., Ltd.(27)	14.9%	PRC
Affiliated Entities
1.	Shenzhen Xinbao Investment Management Co., Ltd. (28)	100%	PRC
2.	Fanhua RONS Insurance Sales & Services Co., Ltd. (Previously known as Fanhua Century Insurance Sales & Service Co., Ltd.) (29)	100%	PRC
3.	Shenzhen Baowang E-commerce Co., Ltd. (30)	100%	PRC
4.	Puyi Inc.(31)	4.5%	PRC
5.	Shanghai Teamhead Automobile Surveyors Co., Ltd. (32)	17.7%	PRC
6.	Cheche Technology Inc.(33)	3.1645%	CI

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in this company are held directly by Fanhua Inc.

(3)	100% of the equity interests in this company are held directly by CISG holdings Ltd.

(4)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.

(5)	100% of the equity interests in this company are held directly by CNinsure Holdings Ltd.

(6)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.

(7)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.

(8)	100% of the equity interests in this company are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(9)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(10)	We beneficially own 100% of the equity interests in this company through contractual arrangement.

(11)	100% of the equity interests in this company are held directly by Fanhua RONS Technologies (Beijing) Co., Ltd..

(12)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.

(13)	100% of the equity interests in these companies are held directly by Tibet Zhuli Investment Co., Ltd.

(14)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(15)	We beneficially owned 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(16)	77% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(17)	57.73% of the equity interests in this company are held directly by Fanhua Insurance Sales Group Co., Ltd.

(18)	100% of the equity interests in these companies are held directly by Zhongrong Smart Finance Information Technology Co. Ltd..

(19)	We beneficially owned 51% of the equity interests in these companies through contractual arrangements.

(20)	76% of the equity interests in this company are held directly by Ying Si Kang Information Technology (Shenzhen) Co., Ltd. and the remaining 26% of the equity interests held by Fanhua Insurance Sales Group Co., Ltd.

(21)	20% of the equity interests in the company are sheld directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(22)	44.7% of the equity interests in the company are held directly by Guangdong Meidiya Investment Co., Ltd.

(23)	99% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd.

(24)	100% of the equity interests in each of these companies are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(25)	100% of the equity interests in the company are held directly by Shenzhen Fanhua Software Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(26)	100% of the equity interests in the company are held directly by Shenzhen Huazhong United Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(27)	33.39% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(28)	We beneficially own 100% equity interests in this company, of which 49% of the equity interests are held directly by Fanhua Insurance Sales Group Company Limited and the remaining 51% by a nominee individual shareholder.

(29)	100% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Management Co., Ltd.

(30)	100% of the equity interests in this company are held directly by Fanhua RONS Insurance Sales & Service Co., Ltd.

(31)	We directly own 4.5% of the equity interests in this company.

(32)	40% of the equity interests in this company are held directly by Shanghai Fanhua Teamhead Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.2% of the equity interests.

(33)	3.1645% of the equity interest in this company are held directly by CISG Holdings Ltd.